Exhibit 10.15

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

CONTROLLED EQUITY OFFERINGSM

AMENDMENT NO. 1 TO

SALES AGREEMENT

July 26, 2011

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated July 2, 2010 (the “Sales Agreement”), between Cantor Fitzgerald & Co. (“CF&Co”) and Chelsea Therapeutics International, Ltd., a Delaware corporation (the “Company”), pursuant to which the Company agreed to sell through CF&Co, as sales agent, up to 3,000,000 shares of common stock, par value $0.0001 per share, of the Company. All capitalized terms used in this Amendment No. 1 to Sales Agreement between CF&Co and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. CF&Co and the Company agree as follows:

A. Amendments to Sales Agreement. The Sales Agreement is amended as follows:

1.	The first sentence of Section 1 of the Sales Agreement is hereby deleted and replaced with the following:

“The Company agrees that, from time to time after July 26, 2011 and during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, up to 3,291,666 shares (“Maximum Amount”) of common stock (the “Placement Shares”) of the Company, par value $0.0001 per share (the “Common Stock”).”

2.	In Section 1 of the Sales Agreement, the reference to “a registration statement on Form S-3 (File No. 333-161236)” in the second paragraph shall be replaced with “a registration statement on Form S-3 (File No. 333-171628)”.

3.	The second sentence of Section 5(e) of the Sales Agreement is hereby amended by adding the following to the end of such sentence:

“, which minimum price shall initially be set at $6.00 per share”

4.	In Section 13 of the Sales Agreement, the reference to “DLA Piper LLP (US)” shall be replaced in its entirety with

“and with a copy to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Attention: Daniel I. Goldberg

Facsimile: (212) 521-5450”.

5.	The first sentence of the Placement Notice attached as Schedule 1 to the Sales Agreement shall be amended to add “as amended on July 26, 2011” immediately after “July 2, 2010”.

6.	The first sentence of the Form of Representation Date Certificate attached as Exhibit 7(l) to the Sales Agreement is amended to add “as amended on July 26, 2011” immediately before “(the “Sales Agreement”)”.

B. Prospectus Supplement. The Company shall file a 424(b) Prospectus Supplement reflecting this Amendment within 2 business days of the date hereof.

C. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

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If the foregoing correctly sets forth the understanding between the Company and CF&Co, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 1 to Sales Agreement shall constitute a binding agreement between the Company and CF&Co.

Very truly yours,

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

By:	/s/ J. Nick Riehle
Name:	J. Nick Riehle
Title:	Vice President and Chief Financial Officer

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
Name:	Jeffrey Lumby
Title:	Managing Director

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